UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009 deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

______________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 5, 2009 (the “Settlement Date”), deltathree, Inc. (the “Company”) and RCN Digital Services, LLC (“RCN”) entered into a Termination, Settlement Agreement and Mutual Release (the “Agreement”).  Pursuant to the terms of the Agreement, the Standard Service Agreement for VoIP Telephony Services dated August 8, 2007, by and between the parties (the “Service Agreement”) was cancelled. As soon as practicable but in any event no later than 37 days after the Settlement Date (the “Transfer Date”), RCN shall transfer to the Company all subscribers to the VoIP service that the Company has been providing to RCN pursuant to the Service Agreement (the “Subscribers”). The Company shall continue to provide service to RCN under the Service Agreement until the Transfer Date.

Pursuant to the terms of the Agreement, within five days of the Transfer Date RCN shall pay the Company the sum of $230,000 plus any payment amounts collected by RCN on behalf of the Subscribers. In addition, each of the parties have released and discharged the other party from any rights and causes of actions it may have toward the other party on account of all acts and omissions occurring prior to the Settlement Date.

A copy of the Agreement is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.            Document
99.1                        Termination, Settlement Agreement and Mutual Release, dated as of February 5, 2009, by and between the Company and RCN.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:  /s/ Peter Friedman
Name:  Peter Friedman
Title:    General Counsel

Dated: February 10, 2009